EXHIBIT 23.6
                    CONSENT OF GITLIN, CAMPISE, PASCOE & BLUM

As independant public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registation statement.


                                        By: /s/ GITLIN, CAMPISE, PASCOE, & BLUM
                                          Name: Gitlin, Campise, Pascoe, & Blum

West Hartford, Connecticut
September 5, 1996